UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 13, 2007.

XINHUA CHINA LTD. (Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation	000-33195 (Commission File Number)	88-0437644 (IRS Employer Identification No.)

A-11 Chaowai Men Property Trade Center Office Building, No. 26 Chaoyangmen Wai St., Chaoyang District, Beijing, P.R. China (Address of principal executive offices)	100020 (Zip Code)

Registrant's telephone number, including area code 86-10-85656588

NA (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

On February 13, 2007, Xinhua China Ltd. (the “Company”) issued 199,994 shares (each a “Share”) to Highgate House Funds, Ltd. (“Highgate”) in connection with a partial exercise of warrants by Highgate on a cashless basis, with respect to the warrant to purchase common stock issued to Highgate in accordance with the Stock Purchase Agreement entered into between the Company and Highgate on November 23, 2005.  As a result of the cashless exercise, Highgate surrendered 6 warrants as the cashless exercise price of 199,994 warrants.  Therefore, Highgate now only has 835,000 warrants remaining from the original 1,035,000 warrants that were issued to it.  The Company believes that such issuance is exempt from registration under Section 4(2) and/or Regulation D promulgated under the Securities Act of 1933, as amended.

ITEM 8.01  OTHER EVENTS

Pursuant to Form 8-K, General Instructions F, registrant hereby incorporates by reference the press release attached hereto as Exhibit 99.1

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
Exhibit 99.1	Press Release dated December 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 22, 2007

                                                                                                     XINHUA CHINA LTD.

                                                                                                     By:       /s/ Peter Shandro
                                                                                                     Name:  Peter Shandro
                                                                                                     Title:     Director